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                                                                     EXHIBIT 4.1

                             AMENDMENT NO. 1 TO THE
                             APPLIED MATERIALS, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN
                         (October 16, 1995 Restatement)

               APPLIED MATERIALS, INC. (the "Company"), having established the Applied Materials, Inc. Employees' Stock Purchase Plan (the "Plan"), and having amended and restated the Plan effective as of October 16, 1995, hereby amends
Section 3 of the Plan, effective as of December 10, 1998, by deleting the numeral 2,400,000 from the first sentence thereof and substituting the numeral 12,800,000 therefor.

               IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.



                                       APPLIED MATERIALS, INC.




                                       By:______________________________________

                                       Title:___________________________________

                                       Date:____________________________________